Exhibit 10.26

ITC^DeltaCom, Inc.

Description of Management Compensatory Plans and Arrangements

Components of Executive Compensation

The executive compensation program of ITC^DeltaCom, Inc. includes a base salary, annual cash bonuses and long-term incentive compensation in the form of restricted shares, restricted stock units and stock option awards. Equity based awards for executives officers historically have been issued under the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan. Our executive officers also are eligible to participate in our employee profit sharing and 401(k) plan and health plans, each of which is available to all of our regular employees.

We have entered into written employment and retention agreements with two of our five executive officers as of March 31, 2005. The executive employment and retention agreement between us and Douglas A. Shumate is filed as Exhibit 10.20.3 to our Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) and the executive employment and retention agreement between us and J. Thomas Mullis is filed as Exhibit 10.20.4 to the 2004 Form 10-K.

Following is a description of our employment arrangements with our remaining three executive officers as of March 31, 2005:

Compensation of Randall E. Curran.

Under Mr. Curran’s employment and retention agreement, Mr. Curran’s initial base salary is payable at an annual rate of $500,000. This base salary is subject to increase in accordance with our normal business practices and, if increased, may not subsequently be reduced unless there is a proportionate reduction of the salaries of all of our other senior executives. Mr. Curran will be eligible to earn an annual cash bonus of up to 100% of his annual base salary then in effect, based upon the achievement by ITC^DeltaCom of performance goals, determined by the board of directors or compensation committee or, for 2005 and 2006, upon achievement by ITC^DeltaCom of specified EBITDA amounts (as defined below). In the discretion of the compensation committee, Mr. Curran also may receive an additional annual cash bonus in an amount not to exceed 25% of his annual base salary then in effect. Mr. Curran is eligible to participate in our other benefits programs that are available to our senior executives generally. Mr. Curran also is entitled to reimbursement for reasonable out-of-pocket business expenses and to reimbursement for reasonable relocation expenses not to exceed $250,000, before any tax gross-up. In addition, Mr. Curran will be required to relocate to Huntsville, Alabama after his residence is sold. Until that time, Mr. Curran is entitled to reimbursement for reasonable out-of-pocket expenses related to travel between the executive’s residence and our headquarters. All reimbursed expenses that are subject to income tax will be grossed up so that the state and federal tax effect to Mr. Curran is zero.

Under the terms of the agreement, Mr. Curran is entitled to receive, promptly following the completion of a restructuring of our capital structure upon terms that are approved by the board of directors, an award of restricted shares representing 5% of each class or series of our equity securities outstanding immediately following the capital restructuring, calculated on a fully diluted basis (the “restricted shares”). If the capital restructuring is accomplished in more than one transaction, Mr. Curran will be entitled to receive an additional award of restricted shares so that the aggregate number of restricted shares of each class or series awarded to Mr. Curran equals 5% of the fully diluted number of shares of such class or series outstanding after the final transaction constituting the capital restructuring. Unless vesting accelerates in connection with the termination of Mr. Curran’s employment by ITC^DeltaCom without cause or by the executive for good reason, as described below, 60% of each class or series of the restricted shares awarded to Mr. Curran will vest ratably over three years, 20% of each class or series will vest upon our achievement of a specified minimum EBITDA amount during a period of approximately four consecutive fiscal quarters and 20% of each class or series will vest upon achievement of a specified increased EBITDA amount during a period of approximately four consecutive fiscal quarters. For purposes of the agreement, EBITDA means the sum of net income (or net loss) after eliminating extraordinary and non-recurring items to the extent included in net income, interest expense, income tax expense, depreciation expense, amortization expense, and any direct expenses and accounting charges incurred in or related to a restructuring of our capital structure, any sale of our assets, either employment agreement or similar agreements we enter into in the future other newly hired senior executives. Notwithstanding the foregoing, if the board of directors determines in good faith, after consulting with Mr. Curran, that it is not practicable to issue a particular class or series of restricted shares to Mr. Curran, Mr. Curran will be entitled to receive an award or awards of restricted shares of an economically equivalent different class or series of our equity securities. Our board of directors has determined that the completion of the restructuring of our secured indebtedness on March 29, 2005 constitutes a restructuring of our capital structure within the meaning of Mr. Curran’s agreement. To the extent that ITC^DeltaCom securities that are outstanding upon the completion of a capital restructuring are subject to stockholders agreements among ITC^DeltaCom and any stockholders which include securities transfer restrictions and governance provisions, Mr. Curran has agreed to become a party to such agreement.

The agreement provides that Mr. Curran will be entitled to participate in any offerings by us of our equity securities in capital-raising transactions exempt from registration under the Securities Act of 1933 on substantially the same terms as other purchasers of such equity securities.

The agreement provides for the payment of severance benefits to Mr. Curran if we terminate the executive’s employment without cause, if the executive resigns for good reason or if we provide notice of non-renewal as described above. Upon such a termination, Mr. Curran will be entitled to receive all accrued but unpaid compensation, reimbursement of any outstanding reasonable business expenses, an amount equal to 18 months of his annual base salary then in effect and a pro rata portion of the maximum bonus subject to the 100% bonus opportunity payable in respect of the fiscal year in which the termination date occurs. Mr. Curran also will be entitled to continued participation in all health and welfare plans generally until the date which is 18 months following the termination date. In addition, all restricted shares awarded to Mr. Curran pursuant to the agreement and subject to time vesting will vest upon such termination to the extent not previously vested. Under the agreement, “good reason” includes any material adverse change in Mr. Curran’s duties or responsibilities, any reduction in Mr. Curran’s base salary (except as described above) or bonus opportunities, the failure to be elected to serve as a member of the board of directors, or any directive by us requiring Mr. Curran to relocate more than 50 miles from our headquarters, provided that he notifies us of the occurrence of such event and we fail to remedy the event within ten days.

If Mr. Curran’s employment is terminated by us for cause or by Mr. Curran without good reason, the executive will be entitled to receive only accrued but unpaid compensation and reimbursement of any outstanding reasonable business expenses. For this purpose, “for cause” means the willful and continued failure by Mr. Curran to substantially perform his duties under the agreement (other than any such failure arising from his disability), provided that Mr. Curran first receives notice from the board of directors specifying in reasonable detail the alleged failures and providing Mr. Curran a reasonable opportunity to cure the alleged failures, Mr. Curran’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving theft or moral turpitude or any felony, or any act of intentional dishonesty or intentional misconduct resulting in demonstrable harm to ITC^DeltaCom. Our obligation to pay any form of severance to Mr. Curran is subject to his execution of a full and unconditional release in favor of ITC^DeltaCom and its subsidiaries, directors, officers and other affiliates of all obligations other than those set forth in the agreement.

The agreement further includes customary non-competition and non-solicitation restrictions applicable to Mr. Curran for a period of 18 months after the termination of his employment, as well as customary confidentiality and non-disparagement provisions.

Compensation of Richard E. Fish, Jr.

Under Mr. Fish’s employment and retention agreement, Mr. Fish’s initial base salary is payable at an annual rate of $325,000. This base salary is subject to increase in accordance with our normal business practices and, if increased, may not subsequently be reduced unless there is a proportionate reduction of the salaries of all of our other senior executives. Mr. Fish will be eligible to earn an annual cash bonus of up to 100% of his annual base salary then in effect, based upon the achievement by ITC^DeltaCom of performance goals, determined by the board of directors or compensation committee or, for 2005 and 2006, upon achievement by ITC^DeltaCom of specified EBITDA amounts (as defined below). In the discretion of the compensation committee, Mr. Fish also may receive an additional annual cash bonus in an amount not to exceed 25% of his annual base salary then in effect. Mr. Fish is eligible to participate in our other benefits programs that are available to our senior executives generally. Mr. Fish also is entitled to reimbursement for reasonable out-of-pocket business expenses and to reimbursement for reasonable relocation expenses not to exceed $250,000, before any tax gross-up. In addition, Mr. Fish will be required to relocate to Huntsville, Alabama after his residence is sold. Until that time, Mr. Fish is entitled to reimbursement for reasonable out-of-pocket expenses related to travel between the executive’s residence and our headquarters. All reimbursed expenses that are subject to income tax will be grossed up so that the state and federal tax effect to Mr. Fish is zero.

Under the terms of the agreement, Mr. Fish is entitled to receive, promptly following the completion of a restructuring of our capital structure upon terms that are approved by the board of directors, an award of restricted shares representing 1.25%, of each class of our equity securities outstanding immediately following the capital restructuring, calculated on a fully diluted basis (the “restricted shares”). If the capital restructuring is accomplished in more than one transaction, Mr. Fish will be entitled to receive an additional award of restricted shares so that the aggregate number of restricted shares of each class or series awarded to Mr. Fish equals 1.25% of the fully diluted number of shares of such class or series outstanding after the final transaction constituting the capital restructuring. Unless vesting accelerates in connection with the termination of Mr. Fish’s employment by ITC^DeltaCom without cause or by the executive for good reason, as described below, 60% of each class or series of the restricted shares awarded to Mr. Fish will vest ratably over three years, 20% of each class or series will vest upon our achievement of a specified minimum EBITDA amount during a period of approximately four consecutive fiscal quarters and 20% of each class or series will vest upon achievement of a specified increased EBITDA amount during a period of approximately four consecutive fiscal quarters. For purposes of the agreement, EBITDA means the sum of net income (or net loss) after eliminating extraordinary and non-recurring items to the extent included in net income, interest expense, income tax expense, depreciation expense, amortization expense, and any direct expenses and accounting charges incurred in or related to a restructuring of our capital structure, any sale of our assets, either employment agreement or similar agreements we enter into in the future other newly hired senior executives. Notwithstanding the foregoing, if the board of directors determines in good faith, after consulting with Mr. Fish, that it is not practicable to issue a particular class or series of restricted shares to Mr. Fish, Mr. Fish will be entitled to receive an award or awards of restricted shares of an economically equivalent different class or series of our equity securities. Our board of directors has determined that the completion of the restructuring of our secured indebtedness on March 29, 2005 constitutes a restructuring of our capital structure within the meaning of Mr. Fish’s agreement. To the extent that ITC^DeltaCom securities that are outstanding upon the completion of a capital restructuring are subject to stockholders agreements among ITC^DeltaCom and any stockholders which include securities transfer restrictions and governance provisions, Mr. Fish has agreed to become a party to such agreement.

The agreement provides that Mr. Fish will be entitled to participate in any offerings by us of our equity securities in capital-raising transactions exempt from registration under the Securities Act of 1933 on substantially the same terms as other purchasers of such equity securities.

The agreement provides for the payment of severance benefits to Mr. Fish if we terminate the executive’s employment without cause, if the executive resigns for good reason or if we provide notice of non-renewal as described above. Upon such a termination, Mr. Fish will be entitled to receive all accrued but unpaid compensation, reimbursement of any outstanding reasonable business expenses, an amount equal to 18 months of his annual base salary then in effect and a pro rata portion of the maximum bonus subject to the 100% bonus opportunity payable in respect of the fiscal year in which the termination date occurs. Mr. Fish also will be entitled to continued participation in all health and welfare plans generally until the date which is 18 months following the termination date. In addition, all restricted shares awarded to Mr. Fish pursuant to the agreement and subject to time vesting will vest upon such termination to the extent not previously vested. Under the agreement, “good reason” includes any material adverse change in Mr. Fish’s duties or responsibilities, any reduction in Mr. Fish’s base salary (except as described above) or bonus opportunities, the failure to be elected to serve as a member of the board of directors, or any directive by us requiring Mr. Fish to relocate more than 50 miles from our headquarters, provided that he notifies us of the occurrence of such event and we fail to remedy the event within ten days.

If Mr. Fish’s employment is terminated by us for cause or by Mr. Fish without good reason, the executive will be entitled to receive only accrued but unpaid compensation and reimbursement of any outstanding reasonable business expenses. For this purpose, “for cause” means the willful and continued failure by Mr. Fish to substantially perform his duties under the agreement (other than any such failure arising from his disability), provided that Mr. Fish first receives notice from the board of directors specifying in reasonable detail the alleged failures and providing Mr. Fish a reasonable opportunity to cure the alleged failures, Mr. Fish’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving theft or moral turpitude or any felony, or any act of intentional dishonesty or intentional misconduct resulting in demonstrable harm to ITC^DeltaCom. Our obligation to pay any form of severance to Mr. Fish is subject to his execution of a full and unconditional release in favor of ITC^DeltaCom and its subsidiaries, directors, officers and other affiliates of all obligations other than those set forth in the agreement.

The agreement further includes customary non-competition and non-solicitation restrictions applicable to Mr. Fish for a period of 18 months after the termination of his employment, as well as customary confidentiality and non-disparagement provisions.

Compensation of Sara L. Plunkett. The compensation of Sara L. Plunkett is reviewed annually and is determined by evaluating the responsibilities of Ms. Plunkett’s position, experience and knowledge, and the competitive marketplace for executive talent. For 2004, Ms. Plunkett received a base salary of $116,827 and a cash bonus of $37,408. The cash bonus was paid in accordance with our annual bonus plan.